99.(n)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the inclusion of our reports dated (a) April 9, 2007, with respect to the statutory-basis financial statements of The Western and Southern Life Insurance Company and with respect the statutory-basis financial statements of Columbus Life Insurance Company and (b) April 20, 2007, with respect to the financial statements of Columbus Life Insurance Company Separate Account 1, in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-121135) and Amendment No. 26 to the Registration Statement (Form N-6 No. 811-09337) and related Prospectus and Statement of Additional Information of Columbus Life Insurance Company Separate Account 1 for the registration of the "Pinnacle II Variable Universal Life" flexible premium insurance policy.

                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
April 20, 2007